UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2012 (May 9, 2012)

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 300-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Crawford & Company (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) on Thursday, May 9, 2012. The total number of shares of the Company’s Class B common stock entitled to vote at the Annual Meeting was 24,697,172, and each share was entitled to one vote for each director nominee, and one vote on the other matters to be acted upon at the Annual Meeting. The number of shares represented at the Annual Meeting by valid proxies or ballots was 23,360,044 shares which was 94.59% of the shares of stock entitled to vote at the Annual Meeting. The final voting results for the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

1.	Election of Directors. All of the nominees for director were elected to serve until the next annual meeting and until their successors are elected and qualified. The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
Harsha V. Agadi	21,734,397	165,997	1,459,650
P. George Benson	20,774,536	1,125,858	1,459,650
Jeffrey T. Bowman	21,845,513	54,881	1,459,650
Jesse C. Crawford	19,300,421	2,599,973	1,459,650
James D. Edwards	21,733,264	167,130	1,459,650
Russel L. Honoré	21,843,972	56,422	1,459,650
Joia M. Johnson	21,846,432	53,962	1,459,650
Charles H. Ogburn	21,734,667	165,727	1,459,650
E. Jenner Wood, III	20,643,890	1,256,504	1,459,650

2.	Ratification of Independent Auditor. The Audit Committee of the Board of Directors’ selection of Ernst & Young LLP as independent auditor for the Company for the 2012 fiscal year was ratified by the shareholders. The vote on the ratification was as follows:

For	Against	Abstain
23,256,851	101,484	1,709

Item 8.01.	Other Events

On May 14, 2012, the Company issued a press release announcing that the Board of Directors of the Company authorized the Company to repurchase up to 2 million shares of its common stock over the next three years. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Exhibit

99.1	Press Release, dated May 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY
(Registrant)

By:	/s/ Allen W. Nelson
Allen W. Nelson
Executive Vice President – General Counsel & Corporate Secretary

Dated: May 14, 2012

EXHIBIT INDEX

Number	Descriptions

99.1	Press Release, dated May 14, 2012

5